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                                                                     EXHIBIT 5.1



                                 August 14, 1998



SteriGenics International, Inc.
4020 Clipper Court
Fremont, California  94538


Gentlemen:

       We have acted as counsel to SteriGenics International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 109,307 shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company.

       We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Restated Certificate of Incorporation of the Company and the Bylaws of the Company.

       It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, the Shares being sold by the stockholder of the Company have been validly issued, are non-assessable and, to our knowledge, are fully paid. Our opinion with respect to the shares being sold by the stockholder of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.


                                    Very truly yours,


                                    /s/ GUNDERSON DETTMER STOUGH
                                        VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                                    ----------------------------------------
                                    GUNDERSON DETTMER STOUGH
                                    VILLENEUVE FRANKLIN & HACHIGIAN, LLP